UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 22, 2006

CONSOLIDATED CONTAINER COMPANY LLC

(Exact name of registrant as specified in its charter)

Delaware	333-88157	75-2825338
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3101 Towercreek Parkway, Suite 300 Atlanta, GA	30339
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 742-4600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 – ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

ITEM 2.03 – CREATION OF A DIRECT FINANCIAL OBLICATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

Consolidated Container Holdings LLC (“Holdings”), Consolidated Container Company LLC (“CCC LLC”), Consolidated Container Company LP (“CCC LP” and, together with Holdings and CCC LLC, the “Company”), and Dean Foods Company, formerly known as Suiza Foods Corporation (“Dean Foods”) entered into a Settlement Agreement dated August 22, 2006, as amended on August 25, 2006 (the “Settlement Agreement”). The Settlement Agreement was reached after Company management initiated an internal review of its records relating to bottle and resin supply agreements with Dean Foods and initiated discussions with Dean Foods regarding possible breaches under such agreements. Under the terms of the Settlement Agreement, the Company has agreed to pay $10,000,000 to Dean Foods in accordance with the following schedule (in each case, without interest): $4,000,000 on a date to be determined between September 30, 2006, and December 31, 2006; $3,000,000 on or before August 22, 2007; and $3,000,000 on or before August 22, 2008. Pursuant to the terms of the Settlement Agreement, Dean Foods has agreed to waive any and all claims it may have against the Company or its affiliates related to all supply agreements between them and relating to the period of time prior to July 1, 2006.

CCC LP is a subsidiary of CCC LLC, a Delaware limited liability company that is wholly owned by Holdings, a Delaware limited liability company. The common units of Holdings are 44.8% owned by Franklin Plastics, Inc., a subsidiary of Dean Foods. Additionally, during May 2004, Holdings issued Series B convertible preferred units, which are 26.6% owned by Franklin Plastics, Inc.

ITEM 4.02 – NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

As a result of management’s review and determination that the Company had not fulfilled certain obligations to Dean Foods and its affiliates under the agreements discussed above, on August 23, 2006, the Audit Committee of the Company concluded that the Company’s previously issued financial statements for the years ended December 31, 2005, 2004 and 2003, included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, and for the quarters ended March 31, 2006 and 2005, included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, should no longer be relied upon, along with the related reports from its independent registered public accountants, because of errors in such financial statements.

At the direction of its Audit Committee, the Company has also reviewed its contracts with other customers that have terms similar to the agreements with Dean Foods. With respect to such other contracts, the Company has determined that certain errors (which were of a significantly smaller magnitude than those in the Dean Foods contracts) have benefited the Company as well as errors that may have benefited one or more customers. The Company will also correct for these matters as discussed below.

The Company will restate the above-referenced financial statements and expects to file an amended Form 10-K for the fiscal year ended December 31, 2005 with restated financial statements for the years ended December 31, 2005, 2004 and 2003, an amended Form 10-Q for the quarter ended March 31, 2006 with restated financial statements for the periods ended March 31, 2006 and 2005 and the Form 10-Q for the quarter ended June 30, 2006, as promptly as practicable. The Company anticipates that the restatement will result in a reduction of earnings for the respective periods in an aggregate amount ranging from approximately $24 million to $27 million, cumulative. These amounts are presently being finalized.

The cumulative restatement adjustments described in the paragraphs above are anticipated to exceed the settlement amount the Company is paying to Dean Foods because of negotiated releases from a portion of such errors. Therefore, and although these amounts are presently being finalized, management currently believes that the recording of the above settlement in the third quarter ended September 30, 2006, will result in a one-time gain on settlement of approximately $16 million.

The Company’s Audit Committee and management have discussed the matters disclosed herein with the Company’s independent registered public accounting firm.

ITEM 7.01 REGULATION FD DISCLOSURE.

On August 15, 2006, the Company filed a Form 12b-25 regarding the late filing of its Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 due to the matters described above. As a result of the matters described above, the Company has notified the agent under the Company’s senior credit facility that defaults exist and, in that connection, the Company has withheld execution of the amendment to its facility that had been approved by its bank lenders and was previously disclosed as being sought by the Company. The Company intends to seek a waiver of such defaults and simultaneously will attempt to finalize the foregoing amendment as promptly as possible. Although the Company currently believes it will have adequate liquidity through the third quarter ending September 30, 2006, until such waiver has been granted, the Company may not incur any additional borrowings under its revolver.

The foregoing may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Such forward-looking statements, particularly those statements regarding the expected timing of the Company’s filing of the above-referenced form 10-K and forms 10-Q, and amendments thereto, the expected impact of the above-mentioned issues on earnings in prior and future periods, the Company’s ability to enter into an amendment to its credit facility, and the terms of any amendment to the credit agreement reflect the Company’s current expectations and beliefs, are not guarantees of performance of the Company and are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results to differ materially from those described in the forward-looking statements. For example, such risks, uncertainties, assumptions and other factors include, without limitation, the possibility that (1) unanticipated factors may delay the company’s filing of the above-referenced reports, (2) the impact of the above-mentioned issues on earnings in prior periods may be significantly different than estimated by the Company, (3) the impact of the cumulative adjustments of the restatement, including the effects of the Settlement Agreement, in future periods may be significantly different than currently anticipated, (4) the Company and its bank lenders may be unable to agree upon the terms of a definitive amendment; (5) the amendment to the credit agreement may involve unexpected costs; and (6) the business of the Company may suffer as a result of uncertainty surrounding the amendment and the restatements described above. For a further discussion of other risks, uncertainties, assumptions and other factors, see the Company’s filings with the Securities and Exchange Commission. The Company undertakes no duty to update forward-looking statements except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED CONTAINER COMPANY LLC

By:	/s/ Richard P. Sehring
Name:	Richard P. Sehring
Title:	Chief Financial Officer

Date: August 28, 2006